As filed with the Securities and Exchange Commission on June 23, 2017

Registration No. 333-95029

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

OVERSEAS SHIPHOLDING GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	13-2637623
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

302 Knights Run Avenue

Tampa, Florida 33602

(813) 209-0600

(Address of Principal Executive Offices) (Zip Code)

OSG SHIP MANAGEMENT, INC. sAVINGS PLAN

(Full Title of the Plan)

Susan Allan

Vice President, General Counsel and Corporate Secretary

Overseas Shipholding Group, Inc.

302 Knights Run Avenue

Tampa, Florida 33602

Telephone: (813) 209-0600

(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

copies to:

Christopher M. Bartoli

Baker & McKenzie LLP

300 East Randolph Street, Suite 5000

Chicago, Illinois 60601

(312) 861-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [X]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [ ]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

EXPLANATORY NOTE

On January 20, 2000, Overseas Shipholding Group, Inc. (the “Registrant”) filed a Registration Statement on Form S-8 (Registration No. 333-95029) (the “Registration Statement”) to register 150,000 shares of its common stock (the “Common Stock”), and an indeterminate number of interests, issuable under the OSG Ship Management, Inc. Savings Plan (the “Plan”). In November 2016, Common Stock was eliminated from the investment alternatives under the Plan. As a result, this Post-Effective Amendment No. 1 to Registration Statement is being filed to deregister and remove all of the previously registered shares of Common Stock, along with the associated interests, that remain unissued and unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Registration Statement and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on June 21, 2017.

OVERSEAS SHIPHOLDING GROUP, INC.

By:	/s/ Samuel H. Norton
Name:	Samuel H. Norton
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Samuel H. Norton	President, Chief Executive Officer and Director
Samuel H. Norton	(Principal Executive Officer and Director)	June 21, 2017

/s/ Christopher Wolf	Senior Vice President and Chief Financial Officer
Christopher Wolf	(Principal Financial Officer and Principal Accounting Officer)	June 21, 2017

/s/ Douglas D. Wheat
Douglas D. Wheat	Director	June 21, 2017

/s/ Timothy J. Bernlohr
Timothy J. Bernlohr	Director	June 21, 2017

/s/ Joseph I. Kronsberg
Joseph I. Kronsberg	Director	June 21, 2017

/s/ Anja L. Manuel
Anja L. Manuel	Director	June 21, 2017

/s/ Ronald Steger
Ronald Steger	Director	June 21, 2017

/s/ Gary Eugene Taylor
Gary Eugene Taylor	Director	June 21, 2017

/s/ Ty E. Wallach
Ty E. Wallach	Director	June 21, 2017

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) have duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on June 22, 2017.

OSG SHIP MANAGEMENT, INC. SAVINGS PLAN

By:	/s/ Deanna Marshall
Name:	Deanna Marshall
Title:	Member of Savings Plan Committee